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[SUTHERLAND ASBILL & BRENNAN LLP]

                                                                  April 25, 2003

Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

           Re:   Farm Bureau Life Variable Account
                 (File No. 33-12789)

Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Post-Effective Amendment No. 21 to the registration statement on Form S-6 for Farm Bureau Life Variable Account (File No. 33-12789). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Sincerely,

                                          SUTHERLAND ASBILL & BRENNAN LLP

                                          By:      /s/ STEPHEN E. ROTH
                                              ----------------------------------
                                                    Stephen E. Roth, Esq.